Exhibit 10.15

Fixed Asset Loan Contract

No. 2020 Yuan Zhong Dai Zi 007

Borrower: Gracell Biotechnologies (Suzhou) Co., Ltd.

Business license no.: [***]_

Legal representative/Principal: Cao Wei

Address: 12/F, Area B, Biomedical Industry Park Phase II, 218 Sangtian Street, Suzhou Industrial Park, Suzhou 215000

Account opening financial institution and A/C no.: Bank of China Dushuhu Sub-branch/[***]

Tel: [***] Fax: 021-64031375

Lender: Bank of China Suzhou Industrial Park Branch

Legal representative/Principal: Gu Meihua

Address: Zhongyin Huilong Building, 8 Suzhou Avenue W, Suzhou Industrial Park, Suzhou 215000

Tel: [***] Fax: 0512-62536090

Through equal consultation, the Borrower and the Lender have entered into this Contract in respect of the subject matter that the Lender’s issues a fixed asset loan to the Borrower.

Article 1 Loan Amount

Loan currency: RENMINBI (or foreign currency in equivalent amount)

Loan amount: (in words) RENMINBI SIXTY-NINE MILLION YUAN only (or foreign currency in equivalent amount);

(in figures) ¥69,000,000.00(or foreign currency in equivalent amount).

Article 2 Loan Term

Loan term: 72 months     /     day(s), from the actual drawdown date, or from the first actual drawdown date in case of drawdown by stages.

The Borrower shall withdraw the loan hereunder strictly at the agreed drawdown time. If the actual drawdown date is later than the agreed one, the Borrower shall still repay the loan hereunder at the repayment time as stipulated herein.

Article 3 Loan Purpose

Loan Purpose: for the construction of the CAR-T Cell Therapy Research and Development Center Project of Gracell Biotechnologies (Suzhou) Co., Ltd.

Without the written consent of the Lender, the Borrower shall not change the purpose of the loan hereunder, including, but not limited to, the use of the loan hereunder for the investment of stocks and other securities, for the projects prohibited by laws, statutes, regulations and national policies, the projects not approved according to law, and the projects or purposes prohibited from being invested in with bank loans.

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Article 4 Loan Interest Rate and Interest Calculation and Settlement (Note: Please fill in the blanks with the actual information and delete the provisions not applicable.)

1.	Loan Interest Rate

The interest rate for the loan hereunder shall be that set forth in (2) below:

(1)	Fixed interest rate annualized: / %. The contract interest rate shall keep unchanged in the loan term.

The source of the fixed interest rate is:

•

The latest loan market quotation rate of •one year’s term /• more than five years’ term (choose the proper one) announced by the National Interbank Funding Center one (1) business day prior to the effective date hereof •plus/•minus (choose the proper one)     /     base point(s):

•	The latest / of / months obtained from The Reuters Information System prior to 09:00 a.m. (Beijing Time) on the business day prior to the effective date hereof plus / base point(s).

(2)

Floating interest rate, starting with the actual drawdown date (or the first actual drawdown date in case of drawdown by stages), with every 12 month(s)     /     year (s) as a floating cycle for repricing. The repricing date shall be the first day of the next floating cycle, that is, the starting date shall be the corresponding day of the month of repricing, or the last day of the month if there is no corresponding day.

In respect of every drawdown:

•	Floating Interest Rate for RENMINBI Loan (Priced based on the loan market quotation rate of the National Interbank Funding Center)

A.

Initial Drawdown (from its actual drawdown date to the expiration date of the floating cycle): The interest rate shall be the latest loan market quotation rate of •one year’s term /• more than five years’ term (choose the proper one) announced by the National Interbank Funding Center one (1) business day prior to the actual drawdown date •plus/• minus (choose the proper one) 20 base points:

B.

On the repricing date, a drawdown, together with other drawdowns, shall be repriced at the interest rate equal to the latest loan market quotation rate of •one year’s term /• more than five years’ term (choose the proper one) announced by the National Interbank Funding Center one (1) business day prior to the repricing date •plus/•minus (choose the proper one) 20 base points, and such interest rate shall be used as the applicable interest rate of this floating cycle.

•	Floating Interest Rate for Foreign Currency Loan

A.

Initial Drawdown (from its actual drawdown date to the expiration date of the floating cycle): The interest rate shall be the latest     /     of     /     months obtained from the Reuters Information System prior to 09:00a.m. (Beijing Time) on the business day prior to the actual drawdown date plus      /     base point(s).

B.

On the repricing date, a drawdown, together with other drawdowns, shall be repriced at the interest rate equal to the latest     /     of     / months of the same floating cycle obtained from the Reuters Information System prior to 09:00a.m. (Beijing Time) on the business day prior to the actual drawdown date plus / base point(s), and such interest rate shall be used as the applicable interest rate of this floating cycle.

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2.	Interest Calculation

The interest shall be calculated from the date of actual drawdown by the Borrower and based on the actual drawdown amount and the number of days of using the loan.

Interest calculation formula: Interest=Principal x Actual days of use x Daily interest rate.

The base to calculate the daily interest rate is 360 days a year and conversion formula: Daily interest rate = Annual interest rate /360.

3.	Interest Settlement Mode

The Borrower shall settle the interest in the way as set forth in (1) below:

(1)	The interest is settled on a quarterly basis, that is, the 20th day of the final month of each quarter is the interest settlement date and the 21st day of that month is the interest payment date.

(2)	The interest is settled on a monthly basis, that is, the 20th day of each month is the interest settlement date and the 21st day of that month is the interest payment date.

If the repayment date of the final installment of the principal of the loan is not the interest payment date, the repayment date of final installment of the principal of the loan shall be the interest payment date, and the Borrower shall pay off the full interest payable.

4.	Penalty Interest

(1)

Where the loan is overdue or has not been used for the purpose as specified herein, penalty interest shall be collected on the overdue or misappropriated portion of the loan hereunder at the penalty interest rate as agreed in this Paragraph from the overdue or misappropriation date until the principal and interest of the loan hereunder are paid off.

If the loan is overdue and misappropriated, the higher penalty interest rate shall be used to collect penalty interest.

(2)	For the interest and penalty interest which the Borrower cannot pay on time, compound interest shall be calculated at the penalty interest rate as agreed in Paragraph 3 of this Article.

(3)	Penalty Interest Rate

•	Penalty Interest Rate for Fixed-rate Loan

A.

Floating interest rate with the floating cycle / month(s) / year(s) (Note: For the fixed-rate loan with loan term at most one year, the floating cycle shall be the original loan term; for the fixed-rate loan of more than one year’s term, the floating cycle shall be one year). Repricing once shall be made for each floating cycle from the overdue or misappropriation date. The repricing date shall be the corresponding date of the month of repricing or misappropriation, and if there is no such corresponding date in that month, the last day of the month shall be the repricing date.

B.

The penalty interest rate for the overdue loan shall be the penalty interest base rate determined in C of this Paragraph plus / %, and the penalty interest rate for the misappropriated loan shall be such penalty interest base rate plus / %.

C.	For the first floating cycle, the penalty interest base rate shall the interest rate of the loan as stipulated in Paragraph 1 of this Article.

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After each full floating cycle, the penalty interest base rate for the next floating cycle shall be determined as follows:

•

In respect of RENMINBI loan, the latest loan market quotation rate of •one year’s term /• more than five years’ term (choose the proper one) announced by the National Interbank Funding Center one (1) business day prior to the repricing date •plus/•minus (choose the proper one)     /     base points

•

In respect of foreign currency loan, the latest     /     of the same floating cycle obtained from the Reuters Information System prior to 09:00 a.m. (Beijing Time) on the business day prior to the repricing date plus     /     base point(s).

•	Penalty Interest Rate for Floating-rate Loan

A.

The penalty interest rate for floating-rate loan shall float within the floating cycle as set forth in Paragraph 1 of this Article from the overdue or misappropriation date. The penalty interest repricing date shall be the corresponding date of overdue or misappropriation date in the month of repricing. Where there is no such corresponding date in the month, the last day of the month shall be the penalty interest repricing date.

B.

The penalty interest rate for the overdue loan shall be the penalty interest base rate determined in C of this Paragraph plus 40%, and the penalty interest rate for the misappropriated loan shall be penalty interest base rate determined in C of this Paragraph plus 70%.

C.

The penalty interest base rate within the initial floating cycle shall be the interest rate actually implemented for the overdue or misappropriation period. For every full floating cycle, the penalty interest base rate of the next floating cycle shall be repriced in the mode as set forth in Paragraph 1 of this Article on the repricing date.

Article 5 Drawdown Conditions

The drawdown by the Borrower must meet the following conditions:

1.	This Contract and its annexes have come into effect;

2.

The Borrower has reserved for the Lender the files, documents, seals, personnel lists and signature samples of the Borrower in connection with the conclusion and performance hereof and has completed the relevant documents;

3.	The Borrower has opened the account necessary for the performance hereof as required by the Lender;

4.	Five (5) business days before drawdown, the Borrower has submitted a written drawdown application and relevant loan purpose certificate to the Lender for the relevant drawdown procedures;

The supporting documents to be submitted by the Borrower include: borrowing documents, drawdown application, background documents and other required documents;

The above-mentioned supporting documents shall meet the following requirements: true and lawful.

5.

The Borrower has submitted to the Lender a resolution and a power of attorney from its board of directors or any other competent department to agree to sign and perform this Contract (This condition is optional. Please also note that, before signing this Contract, it is necessary to review whether the Borrower has been approved and authorized for the conclusion of this Contract.);

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6.	The fund in the same proportion as the loan to be issued has been fully in place, the actual progress of the project matches the invested amount;

7.

For a fixed asset investment project with large investment contribution, high professional and technical requirements and needing installment payments in accordance with its progress, the Lender shall have the right to require the Borrower to provide written documents confirming the progress and quality of the project signed by the tripartite bodies, such as supervision, evaluation and quality inspection;

8.

The Borrower has provided a guarantee as required by the Lender, and the guarantee contract has entered into force and the statutory review, approval, registration or filing procedures have been completed;

9.	Other drawdown conditions stipulated by laws and agreed by the Parties hereto: / .

If the above drawdown conditions are not met, the Lender shall have the right to refuse the Borrower’s drawdown application, except otherwise the Lender agrees to lend the loan.

Article 6 Drawdown Time and Mode

1.	The Borrower shall complete the drawdown of the loan hereunder at the time and in the mode as set forth in (4) below:

(1)	In lump sum on / ;

(2)	Within / from on / ;

(3)	At the time and in the mode as follows:

Drawdown Time	Drawdown Amount
/	/
/	/
/	/

(4)

The Borrower submits an application by stages according to the project progress and completes the drawdown subject to the approval of the Lender, but the Borrower shall complete the drawdown of the loan hereunder no later than January 16, 2022.

2.	The Lender shall have the right to reject the Borrower’s drawdown application for the portion of the loan hereunder not withdrawn within above time.

3.	Commitment Fee

The Lender shall have the right to charge a commitment fee in the following amount for the drawdown period as stipulated in Paragraph 1 of this Article (or the period as at the drawdown date, if agreed upon) if the Borrower may but fails to withdraw the loan for the current period (hereinafter referred to as the “Unused Loan”):

•	The amount calculated on the basis of the amount and number of days of the Unused Loan, and the annual rate / %;

•	RMB / .

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The collection date shall be / (Note: in lump sum or by installments).

Article 7 Disbursement of the Loan

1.	Loan Disbursement Account

The Borrower shall open the following account at the Lender as a loan disbursement account, and the issuance and disbursement of the loan hereunder shall be handled through this account. • This account is a special account and therefore it can only be used for the issuance and disbursement of the loan.

Account name: Gracell Biotechnologies (Suzhou) Co., Ltd.

A/C no.: [***]

2.	Loan Disbursement Mode

(1)

The loan disbursement mode shall be subject to the applicable laws, statutes, regulations and this Contract, and the disbursement mode for a single sum of the loan withdrawn shall be confirmed in the drawdown application. If the Lender deems that the loan disbursement mode selected in the drawdown application does not meet the requirements, it shall have the right to change the loan disbursement mode or stop the issuance and disbursement of the loan.

(2)

The Lender disburses the loan under entrustment, i.e. the Lender disburses the loan to the Borrower’s counterparty for the purpose as specified herein, in accordance with the Borrower’s drawdown application and disbursement entrustment.

A.

In accordance with the applicable regulations of China Banking Regulatory Commission (CBRC) and the internal management rules and regulations of the Lender, if a single sum of the loan hereunder for the Borrower exceeds 5% of the total investment in the project (i.e. currency:     /     amount:     /     ) or RMB 5 million (if foreign currency, converted at the     /     exchange rate on the actual drawdown date, the same as below), the Lender shall make the disbursement under entrustment. Under the premise of controllable risks, if the single sum of the loan hereunder is less than RMB 500,000, the disbursement mode chosen by the Borrower at its discretion may be adopted.

B.	The other circumstance in which the Lender and the Borrower agree to adopt the mode of disbursement under entrustment / .

(3)

The Borrower completes the disbursement of the loan hereunder at its discretion, i.e. after the Lender issues the loan hereunder to the account of the Borrower according to the drawdown application of the Borrower, the Borrower will disburse the loan to the Borrower’s counterparty for the purpose as specified herein. Except the circumstance in which the Lender disburses the loan under entrustment as provided in the preceding paragraph, the loan disbursement mode in which Borrower completes the disbursement of the loan hereunder at its discretion shall be adopted.

(4)

Change of loan disbursement. After the drawdown application is submitted, if the Borrower’s external disbursement changes and the loan disbursed at its discretion meets the conditions as stipulated in Paragraph 2(2) of this Article, the loan disbursement mode shall be changed. If the loan disbursement mode changes, or the external disbursement amount, disbursement object, or loan purpose for the disbursement under entrustment changes, the Borrower shall provide the Lender a written description of the change application and re-submit a drawdown application and the relevant documents certifying the loan purpose.

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3.	Specific Requirements for the Loan Disbursement under Entrustment

(1)

Loan Disbursement under Entrustment. If the conditions for the Lender’s loan disbursement under entrustment are met, the Borrower shall have a clear disbursement entrustment in the drawdown application, i.e. after the Lender is authorized and entrusted to transfer the loan to the specified account of the Borrower, the loan may be disbursed directly to the account of the counterparty designated by the Borrower for the purpose as provided herein, and the necessary disbursement information such as the collecting counterparty’s name, account, disbursement amount, etc. shall be provided.

(2)

Provision of transaction documents. If the conditions for the Lender’s loan disbursement under entrustment are met, the Borrower shall, upon each drawdown, provide the Lender with its disbursement account, its counterparty’s account information, and other supporting documents proving that this drawdown complies with the purpose as provided herein. The Borrower shall ensure that all documents provided for the Lender are true, complete and valid. Where the fiduciary disbursement obligation of the Lender is not performed in time due to the untrue, inaccurate and incomplete transaction documents provided by the Borrower, the Lender shall not bear any liability but the Borrower’s repayment obligation arising hereunder shall not be affected.

(3)	Performance of the Fiduciary Disbursement Obligation of the Lender

A.

If the Lender disburses the loan under entrustment, after the Borrower submits the disbursement entrustment and the relevant transaction documents, the loan will be disbursed to the Borrower’s counterparty via the account of the Borrower with the review and approval of the Lender.

B.

If, during review, the Lender finds that the relevant transaction documents, such as the loan purpose supporting documents, provided by the Borrower, are inconsistent with this Contract or have other defects, the Lender shall have the right to require the Borrower to supplement, replace, explain or resubmit the same; and the Lender shall also have the right to refuse the issuance and disbursement of the loan hereunder before the relevant transaction documents the Borrower submits are considered eligible.

C.

Where the opening bank of the Borrower’s counterparty refunds the loan, resulting in the Lender’s disability to disburse the loan to the Borrower’s counterparty in time in accordance with the Borrower’s payment entrustment, the Lender shall not bear any liability, the Borrower’s repayment obligation arising hereunder shall not be affected. The amount returned by the opening bank of the Borrower’s counterparty shall be frozen under the authorization of the Borrower. In such case, the Borrower shall resubmit the disbursement entrustment and loan purpose supporting documents and other relevant transaction documents.

(4)	The Borrower shall not evade the fiduciary disbursement of the Lender.

Article 8 Repayment

1.	Unless otherwise provided by the Parties hereto, the Borrower must refund the loan hereunder according to the repayment schedule as set forth in (2) below:

(1)	Repayment of the whole loan hereunder on the expiration date of the loan term;

(2)	Repayment of the whole loan hereunder according to the repayment schedule as set forth in the following table:

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Repayment Time	Repayment Amount
The end of the 42nd month from the initial drawdown date	¥7,500,000.00
The end of the 48th month from the initial drawdown date	¥7,500,000.00
The end of the 54th month from the initial drawdown date	¥10,000,000.00
The end of the 60th month from the initial drawdown date	¥10,000,000.00
The end of the 66th month from the initial drawdown date	¥17,000,000.00
The end of the 72nd month from the initial drawdown date	¥17,000,000.00

If the Borrower does not fully withdraw the loan hereunder, the repayment amount each time shall be reduced in proportion;

(3)	Any other repayment schedule: / .

If the Borrower needs to change the above repayment schedule, it must submit a written application to the Lender five (5) bank business days before the corresponding loan expires. The change of the repayment schedule must be confirmed in writing by the Parties.

2.

Unless otherwise agreed by the Parties hereto, the Lender shall have the right to determine the order in which the principal or interest of the loan is repaid if the Borrower is in arrears for the principal and interest of the loan hereunder at the same time: in the case of installment repayment, the Lender shall have the right to determine the order in which the Borrower discharges each installment if there are multiple due or overdue loans hereunder; and the Lender shall have the right to determine the order in which the Borrower discharges each loan if there are multiple loan contracts between the Borrower and the Lender.

3.

Unless otherwise agreed by the Parties hereto, the Borrower may repay the loan hereunder in advance, but shall deliver a written notice to the Lender three (3) bank business days earlier. The amount advanced shall be firstly used to repay the finally due loan and then repay the other funds due in a reverse order.

4.	The Borrower shall repay the loan hereunder in the mode as set forth in (2) below.

(1)

The Borrower shall deposit sufficient funds into the following repayment reserve account for the future repayment not later than / bank business days prior to the expiration of each sum of principal and interest, and the Lender shall have the right to actively deduct the fund from such account upon the expiration date of each sum of principal and interest.

Repayment reserve account name:      /                .

A/C no.:     /                .

•

The proportion in which the revenue cash flow from the fixed asset investment project involved by this Contract / •the Borrower (choose the proper one and delete the improper one) into the repayment reserve account shall be:     /                _；

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The average stock of the funds in the above repayment reserve account shall be:              /            .

(2)

The Borrower shall deposit sufficient funds into the following account for the future repayment not later than fifteen (15) bank business days prior to the expiration of each sum of principal and interest, and the Lender shall have the right to actively deduct the fund from such account upon the expiration date of each sum of principal and interest.

Account name: Gracell Biotechnologies (Suzhou) Co., Ltd..

A/C no.: [***]

(3)	Any repayment mode agreed upon by the Parties hereto: / .

Article 9 Guarantee

1.	The guarantee mode for the debt hereunder is as follows:

Gracell Biotechnologies (Shanghai) Co., Ltd. shall provide an amount joint liability guarantee and enter into the guarantee contract numbered 2020 Yuan Zhong Bao Zi 007; and this Contract is the master contract under this guarantee contract.

Gracell Bioscience (Shanghai) Co., Ltd. shall provide an amount joint liability guarantee and enter into the guarantee contract numbered 2020 Yuan Zhong Bao Zi 007; and this Contract is the master contract under this guarantee contract.

2.

The Lender shall have the right to require the Borrower, and the Borrower shall have the obligation, to provide a new guarantee, supplement or replace the guarantor, etc. to guarantee the debt hereunder in the case where the Borrower or the guarantor has any event that the Lender deems likely to affect its performance, or the guarantee contract becomes invalid, revoked or rescinded, or the Borrower or the guarantor has its the financial position deteriorate or is involved in a major litigation or arbitration case, or the performance of the Borrower or the guarantor may otherwise be affected, or the guarantor has a breach under the guarantee contract or any other contract with Lender, or the value of the collateral is weakened or lost as a result of the devaluation, destruction, loss or seizure,

Article 10 Insurance (Optional. Choose 2: 1. Applicable; 2. Not Applicable)

The Borrower shall maintain an insurance for the project hereunder or trade-related equipment, engineering construction, transportation of goods and risks during the operation of the project hereunder with the insurance company approved by the Lender, and the category of the insurance shall comply with the requirements of the Lender and the amount of insurance shall not be less than the principal of the loan hereunder.

The Borrower shall deliver the original insurance policy to the Lender within _/__ days after the entry into force of this contract. Until the principal, interest and expenses of the loan hereunder are paid off, the Borrower shall not interrupt the insurance for any reason. If the Borrower interrupts the insurance, the Lender shall have the right to renew or apply for the insurance on its behalf at the expense of the Borrower. The Borrower shall be liable for the losses suffered by the Lender as a result of the interruption of the insurance.

The Borrower shall, within three (3) days from the date when it knows or should know the occurrence of the insurance incident, notify the Lender in writing and make a timely claim against the insurer in accordance with the relevant provisions of the insurance policy. The loss caused to the Lender by the failure of the Borrower to notify or claim in time or to perform its obligations under the insurance policy shall be borne by the Borrower.

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Unless otherwise agreed, the insurance indemnity shall first be used to repay the principal and interest of the loan and other expenses payable hereunder.

Article 11 Representations and Undertakings

1.	The Borrower represents that:

(1)

It is duly registered and legally exists with the approval of the competent administration for industry and commerce or the competent authority according to law, and has the full capacity for civil rights and the capacity for conduct for the signing and performance of this Contract. If the Borrower is a new project legal person, its controlling shareholder has good credit status and has no significant adverse records; if the State has the requirements on the qualification of the investment subject and business qualification for the proposed investment project, the Borrower meets such requirements;

(2)

The execution and performance of this Contract is the expression of the Borrower’s true intention, it has obtained legal and effective authorization to sign this Contract in accordance with its articles of association or other internal management documents and it will not violate any agreement, contract or any other legal document binding on it; the Borrower has obtained or will obtain all relevant approvals, permissions, filings or registrations necessary for the execution and performance of this Contract;

(3)

It abides by the principles of honesty and trustworthiness, and all the documents, financial statements, vouchers and other information and data provided by it for the Lender hereunder are true, complete, accurate and valid;

(4)

The transaction background under which the Borrower applies to the Lender for the loan hereunder is true and legal and the loan will not be used for illegal purposes such as money laundering; and the purpose of the loan and the source of repayment are clear and legal;

(5)

It has a good credit status, has no significant adverse records nor has concealed from the Lender any event that may affect the financial position and performance ability of the Borrower and the guarantor;

(6)

The loan project and the borrowing matter of the Borrower are in conformity with the laws, statutes and regulations of the State on industry, land and environmental protection, as well as the relevant policies, and it has fulfilled the procedures for the lawful administration, review, approval and filing of the investment project as required in accordance with the relevant provisions of the State on the capital system for investment projects;

(7)

It and the loan project meet the national environmental protection standards, are not the enterprise and project declared and identified by the competent authorities as having large energy consumption, severe pollution and weak rectification, nor have the risks of energy consumption or pollution;

(8)	Any other representation or warranty of the Borrower: / .

2.	The Borrower undertakes that:

(1)

Upon the Lender’s request, it will submit its financial statements (including, but not limited to, annual, quarterly and monthly financial statements) and other relevant documents for the Lender on a regular or timely basis and ensures that it will continue to meet the requirements of the following financial indicators:             /                ;

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(2)	It will withdraw, disburse and use the loan hereunder according to this Contract;

(3)

If the Borrower has entered into or will enter into a counter-guarantee agreement or similar agreement with the guarantor under this Contract in respect of its guarantee obligation, such agreement shall not prejudice any right of the Lender hereunder;

(4)

It will accept the credit inspection and supervision of the Lender and will provide the Lender with adequate assistance and cooperation; from the entry into force of this Contract, before the principal and interest of the loan and the related expenses hereunder have been paid off, it will agree with and authorize the Lender to monitor its account opened at the Lender, inspect and analyze the construction and operation of the project, and dynamically monitor the income, cash flow and overall capital flow of the project; it will also accept and cooperate with the Lender to inspect and supervise the use of the loan, including the loan purpose, by means of account analysis, voucher inspection, on-site investigation, etc.; and it will regularly summarize and report on the disbursement and use of loan upon the Lender’s request. The specific summary reporting time will be:     /        .

(5)

In case of a merger, division, capital decrease, equity transfer, outward investment, substantially increased debt financing, transfer of significant assets and creditor’s rights, or any other matter that may adversely affect the Borrower’s solvency, the Borrower must get the prior written consent of the Lender.

In any of the circumstances, the Borrower will notify the Lender in time:

A.	Where the articles of association, business scope, registered capital or legal representative of the Borrower or the guarantor changes;

B.

Where the Borrower has the operation mode change in any form such as affiliation, joint venture or cooperation with foreign investors, contractual operation, reorganization, restructuring, planned listing, etc.;

C.	Where the Borrower is involved in a major litigation or arbitration case, or its property or collateral is seized, retained or monitored, or a new guarantee is placed on the collateral;

D.	Where the Borrower is wound up, dissolved, liquidated, suspended for rectification, cancelled, revoked or business license, applied for bankruptcy, etc.;

E.	Where the shareholders, directors and current officers of the Borrower are suspected of major cases or economic disputes;

F.	Where the Borrower has a default event under any other contract; or

G.	Where the Borrower has difficulty in operation, or worsening financial position, etc..

(6)

The Borrower’s repayment of the loan to the Lender will take precedence over the loan from a shareholder of the Borrower to the Borrower and will not be inferior to any of the Borrower’s similar debts to other creditors.

(7)

The Borrower will not distribute dividends or bonuses to its shareholders in any form where its after-tax net profit in the financial year concerned is zero or negative, or its after-tax profit is insufficient to cover the accumulated losses in the previous financial years, or its pre-tax profit is not used to pay off the principal and interest of its loan and the relevant expenses payable in the financial year or its pre-tax profit is insufficient to pay off the principal, interest and expenses in the next period.

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(8)

The Borrower will not dispose of its own assets in a manner that weakens its solvency and shall undertake that the total amount of its external guarantee will not be greater than 0.7 time its own net assets, and the total amount of external guarantees and the amount of an individual guarantee shall not exceed the limit stipulated in its articles of association. In addition, without the consent of the Lender, the Borrower will not provide a guarantee for any third party with the assets created by the loan hereunder.

(9)	Except for the purpose specified herein or with the consent of the Lender, the Borrower will not transfer the loan hereunder to the account of the same name and the account of any related party.

For the transfer to the Borrower’s account of the same name or the transfer to the account of any related party, the Borrower will provide the corresponding supporting documents.

(10)

☒ For the loan hereunder, the conditions provided by the Borrower for the Lender, such as guarantee conditions, loan interest rate pricing, repayment order and so on, will not be inferior to the conditions given to any other financial institution now or in the future. (Optional)

(11)	☒ The Borrower will go to complete the foreign exchange loan registration, debt service approval and other procedures at the administration of foreign exchange. (Optional)

(12)

☒ The Borrower will submit its environmental and social risk report to the Lender. The Borrower represents and undertakes that it will strengthen environmental and social risk management and accept the supervision of the Lender. The Borrower’s breach of the foregoing provision will constitute or be regarded as a default event hereunder, and the Lender may take remedies for default in accordance with this Contract. (Optional. In accordance with the CBRC’s Green Credit Guidelines, if the Borrower is a client with significant environmental and social risks, this Paragraph shall be selected, or removed if not applicable.)

(13)	The borrower will complete the full procedures for the joint and several liability guarantee of Gracell Biotechnologies (Suzhou) Co., Ltd. and Gracell Bioscience (Shanghai) Co., Ltd..

(14)	If the actual total investment of the project hereunder overruns, the overrun portion will be satisfied with the self-raised fund of the Borrower.

(15)

The proportion of the own fund of the Borrower will not be less than 35%, and its own fund and the loan will be put into use in the same proportion. The Borrower will complete the drawdown of the loan step by step according to the progress of the project hereunder.

(16)	During the existence of the fixed asset loan, the Borrower will not pay cash dividends.

(17)

If the loan is used for the purchase of equipment under the project, it is allowed to be transferred to the opening or bank acceptance exposure amount, which will be converted into a fixed asset loan when due. The term of opening (or the term of bank acceptance) and the term of the fixed asset loan will not exceed the final maturity date as stipulated in the repayment schedule.

(18)

During the credit period of the Lender, the sum of the loan balance, paid-in capital and capital reserves of the investors in other accounts payable of Gracell Biotechnologies (Shanghai) Co., Ltd. will not be less than RMB 268.80 million.

(19)	Any other undertaking of the Borrower: / .

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Article 12 Disclosure of the Related Transactions within the Borrower’s Group

The Parties agree that the provisions in 1 below will apply:

1.	The Borrower is not the group client determined by the Lender according to the Guidelines for the Risk Management of the Credits Granted to Commercial Bank Group Clients (the “Guidelines”).

2.

The Borrower is the group client determined by the Lender according to the Guidelines for the Risk Management of the Credits Granted to Commercial Bank Group Clients (the “Guidelines”). In such case, the Borrower shall report to the Lender in a timely manner on the related transactions with net assets more than 10%, including the relations of the related parties to the transaction, the items and nature of the transaction, the amount or corresponding proportion of the transaction, and the pricing policy (including the transaction with no amount or with only symbolic amount).

If the Borrower has any of the following circumstances, the Lender shall have the right to unilaterally decide to suspend the disbursement of the loan that the Borrower has not yet used and to recover part or all of the principal and interest of the loan in advance: where the Borrower takes bank funds or credits by using false contracts with related parties, discounting or pledging creditor’s rights such as notes receivable and accounts receivable without actual trade background; where the Borrower has a major M&A, restructuring, etc., which the Lender deems may affect the security of the loan; where the Borrower intentionally evades the creditor’s rights of banks through related transactions; or where the Borrower has any other circumstance as stipulated in Article 18 of the Guidelines.

Article 13 Default Event and Handling

1.	In any of the following circumstances, the Borrower shall be deemed having committed a default event hereunder:

(1)	Where the Borrower fails to fulfill its disbursement and repayment obligations to the Lender as agreed herein;

(2)

Where the Borrower fails to spend the loan as agreed herein or to use the fund obtained for the purpose as specified herein; or avoids the Lender’s fiduciary payments in a piecemeal manner in violation of this Contract;

(3)	Where the Borrower has made an untrue representation hereunder or violated its undertakings made hereunder;

(4)

Where, in case of Paragraph 2(5) of Article 11, the Lender considers that it may affect the financial position and contractual capacity of the Borrower or the guarantor, but the Borrower does not provide a new guarantee or replace the guarantor as stipulated herein;

(5)

• Where the Borrower has a default event under other contracts with the Lender or any other institution of Bank of China, or under any credit contract by and between the Borrower and any other financial institution;

(6)	Where the guarantor breaches the guarantee contract, or has a default event under any other contract with the Lender or any other institution of Bank of China;

(7)	Where the Borrower is wound up, or dissolved, revoked or goes bankrupt;

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(8)

Where the Borrower engages or is likely to engage in a major economic dispute, litigation or arbitration, or its assets are seized, detained or enforced, or the Borrower is investigated by the judicial authority or the administrative authority such as tax bureau, administration for industry and commerce, or the Borrower is imposed on penalties according to law, which has affected or may affect the performance of its obligations hereunder;

(9)

Where the principal individual investor or key manager of the Borrower changes abnormally, is missing or investigated or restricted for personal freedom by the judicial authority according to law, which has affected or may affect the performance of its obligations hereunder;

(10)	Where the project capital is not in place as planned or in proportion or is not replenished within the time limit as specified by the Lender;

(11)	Where the progress of the project lags behind the progress in the use of funds;

(12)

• Where the project construction seriously lags behind, or the construction cost exceeds the proportion of the budget approved by the Lender, or the environment and conditions of the project construction and operation have undergone significant adverse changes; (Optional)

(13)	• Where the project construction quality is not up to national or industrial standards; (Optional)

(14)

Where the Borrower has a decline in credit standing or deterioration of financial indicators of the Borrower such as profitability, solvency, operating capacity and cash flow, breaking the indicator constraints as stipulated herein or other financial agreements;

(15)

Where the Lender finds any circumstance that may affect the financial position and contractual capacity of the Borrower or the guarantor when it conducts an annual review of the financial position and contractual capacity of the Borrower (i.e. every full year from the effective date hereof);

(16)

☒ Where the construction of the energy-saving works seriously lags behind, energy-saving technologies and equipment are seriously defective, energy load is greatly reduced due to the suspension or reduction of the production of main facilities or equipment, the actual energy-saving amount is significantly lower than the forecast, energy-saving proceeds cannot be returned to designated accounts in time, the Borrower participates in private high-rate lending, provides external guarantee or borrows new debts without the consent of the Lender, its main financial indicators seriously deteriorate. (Optional. This Paragraph shall be selected when energy efficiency credit business is conducted in accordance with the Energy Efficiency Credit Guidelines; otherwise shall be deleted if not applicable); or

(17)	Where the Borrower violates other provisions hereof relating to the rights and obligations of the Parties hereto.

2.	In case of any default event in the preceding paragraph, the Lender shall have the right to take the following actions separately or simultaneously, as the case may be:

(1)	It may require the Borrower and guarantor to correct its breach within a time limit.

(2)	It may wholly or partly reduce, suspend or cancel or termination of credit lines to the Borrower.

(3)

It may suspend or terminate, in whole or in part, the acceptance of business applications of the Borrower including drawdowns under this Contract or other contracts between the Borrower and the Lender; in whole or in part suspend or cancel, terminate the issuance, payment and processing of the unissued loans and the trade financing that is not processed yet.

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(4)

It may declare that the principal and interest of the outstanding loan/trade financing and other accounts payable under this Contract and other contracts between the Borrower and the Lender shall expire immediately in whole or in part.

(5)

It may change the terms of issuance and disbursement of the loan according to the credit status of the Borrower, such as reducing the starting amount of the fiduciary disbursement, or drawing back the loan disbursed by the Borrower with default.

(6)	It may terminate or cancel this Contract, or terminate other contracts between the Borrower and the Lender in whole or in part.

(7)

It may request the Borrower to compensate for losses caused to the Lender as a result of the borrower’s breach, including, but not limited to, costs related to litigation fee, lawyer’s fee, notarization fee, enforcement fee resulting from the realization of claims.

(8)

It may deduct amounts from the accounts opened by the Borrower at the Lender and other institutions of Bank of China Limited to pay off all or part of the debts owed to the Lender hereunder. The unexpired amount in the account shall be deemed to be due in advance. Where the account currency is different from the denomination currency of the Lender’s business, the amount shall be converted at the applicable foreign exchange rate at the time of deduction.

(9)	It may exercise the security interest or require the guarantor to assume the liability for guarantee.

(10)	Other actions the Lender deems necessary and reasonable.

Article 14 Right Retention

The failure by one Party to exercise part or all of its rights hereunder or to require the other Party to perform, assume part or all of its obligations or responsibilities shall not constitute a waiver of such right or an exemption from such obligation or responsibility.

Any forbearance, extension or postponement of the exercise of rights hereunder by one party to the other party shall not affect any of its rights according to this Contract and the applicable laws and regulations, nor shall it be deemed to be a waiver of such right.

Article 15 Change, Revision and Termination

This Contract may be changed or revised in writing through mutual consultation between the Parties hereto. Any change or revision shall form an integral part hereof.

Unless otherwise provided by laws or regulations or otherwise agreed by the Parties hereto, this Contract shall not be terminated until all their rights and obligations are fulfilled.

Unless otherwise provided by laws or regulations or otherwise agreed by the Parties hereto, the invalidity of any provision hereof shall not affect the legal effect of the other provisions hereof.

Article 16 Governing Law and Dispute Resolution

This Contract shall be governed by the law of the People’s Republic of China.

After the entry into force of this Contract, any dispute arising from the execution or performance hereof or related hereto may be settled through negotiation between the Parties. If the negotiation fails, either Party may choose to resolve the dispute in the way as set forth in 2 below:

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1.

Submitting the dispute to _ /                 Arbitration Commission for an arbitration in /    (arbitration site) according to the arbitration rules of such commission effective upon submission of the arbitration application;

2.

Initiating a litigation to the people’s court in the place where the Lender or any other institution of Bank of China exercising rights and performing obligations according to this Contract or an individual agreement is located; or

3.	Initiating a litigation to the competent people’s court with jurisdiction.

During the dispute resolution period, if the dispute does not affect the performance of other provisions of this Contract, the other provisions hereof shall continue to be performed.

Article 17 Annexes

The following annexes and other annexes confirmed by the Parties shall constitute integral parts hereof and have the same legal effect as this Contract.

1.	Drawdown Application (format);

2.	Letter of Confirmation of Service Address

Article 18 Miscellaneous

1.	The Borrower shall not assign any of its rights or obligations hereunder to a third party without the written consent of the Lender.

2.

Where the Lender is required to entrust any other institution of Bank of China to perform its rights and obligations hereunder, or to put the loan business hereunder to be in the charge of other any institution of Bank of China, the Borrower shall give its approval. Any other institution of Bank of China authorized by the Lender, or any other institution of Bank of China which undertakes the loan business hereunder, shall have the right to exercise all the rights hereunder, and shall have the right to bring a lawsuit in the name of the institution in respect of any dispute hereunder, submit such dispute to an arbitration institution for arbitration or to apply for enforcement.

3.	Without prejudice to other provisions hereof, this Contract shall be legally binding on the Parties hereto, and their respective successors and assigns as permitted in accordance with the law.

4.

Unless otherwise agreed, the Parties hereto shall designate the place of residence specified herein as the correspondence and contact address, and undertake to give prompt written notice to the other party if the correspondence and contact address changes.

5.

The transactions hereunder are based on their respective independent interests. If, in accordance with the applicable laws, regulations and regulatory requirements, the other parties to the transaction constitute the related party or related person of the Lender, each party shall not seek to use such relation to affect the fairness of the transaction.

6.	The headings and business name herein are only for the convenience of reference and shall not be used to interpret the terms hereof and the rights and obligations of the Parties hereto.

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7.

The Lender shall have the right, in accordance with the applicable laws and regulations and regulatory requirements, to provide the information related to this Contract and other information in respect of the Borrower to the credit information system of the People’s Bank of China and other credit information databases established according to law for inquiry and use by appropriately qualified institutions or individuals according to law. The Lender shall also have the right to inquire the information on the Borrower through the credit information system of the People’s Bank of China and other credit information databases established according to law for the purpose of the execution and performance hereof.

8.

• Within         business days after the date of signing hereof, the Borrower shall undergo the compulsory enforcement notarization procedures with the notary agency together with the Lender. If the Borrower fails to perform or improperly performs the repayment obligation, the Lender may apply to the people’s court with competent jurisdiction for enforcement according to law, and the Borrower is willing to accept such enforcement. (Optional).

9.	The drawdown date or repayment date falling on a statutory holiday shall be extended to the first business day after the holiday.

10.

Where the Lender is unable to perform this Contract or fails to perform this Contract as agreed herein due to any change in the applicable legal and regulatory provisions or the requirements of the competent regulatory authority, the Lender shall have the right to terminate this Contract or modify this Contract and the individual agreements hereunder according to such changed provisions or such requirements. Such inability or failure of the Lender for such reasons shall discharge the Lender from liability.

Article 19 Contract Effect

This Contract shall not come into effect until the legal representatives (principals) or authorized signatories of the Parties hereto sign and affix their official seals hereunto.

This Contract is made in duplicate with one (1) copy held by either Party. Both copies shall have the same legal effect.

Borrower		Lender:
	/s/ Gracell Biotechnologies (Suzhou) Co., Ltd.		/s/ Bank of China Suzhou Industrial Park
	Gracell Biotechnologies (Suzhou) Co., Ltd		Bank of China Suzhou Industrial Park

Branch

Authorized signatory: Cao Wei January 15, 2020		January 15, 2020

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Annex: Letter of Confirmation of Service Address

No.: 2020 Yuan Zhong Song Da Que Ren Shu Zi 007

To: Bank of China Suzhou Industrial Park Branch

We, Gracell Biotechnologies (Suzhou) Co., Ltd., acknowledge and represent hereby that:

1.

The following service address, the attention (or the designated recipient), the phone number have been confirmed by me, the principal or the agent, and are the service address and contact information of the legal documents in respect of the debt collection, posting of bill statements, litigation (arbitration) of the Fixed Asset Loan Contract (No. 2020 Yuan Zhong Dai Zi 007):

Address: Zhongyin Huilong Building, 8 Suzhou Avenue W, Suzhou Industrial Park, Suzhou 215000

Attention (designated recipient): Yi Yu

Tel: [***]

2.

You, the hearing court or the arbitration institution should deliver legal documents to Gracell Biotechnologies (Suzhou) Co., Ltd. according to the above service address and contact information. If nobody receives the legal documents or the legal documents are refused, the date when the legal documents are returned shall be regarded as the date of service. In case of personal delivery, if Gracell Biotechnologies (Suzhou) Co., Ltd. refuses the legal documents, the person delivering the legal documents may record the delivery process by photo or video and retain the legal documents, which shall be deemed that the legal documents have been served.

3.

If Gracell Biotechnologies (Suzhou) Co., Ltd. changes the above contact information before the debt involved in the Fixed Asset Loan Contract (No. 2020 Yuan Zhong Dai Zi 007) is discharged, Gracell Biotechnologies (Suzhou) Co., Ltd. hereby undertakes that it will notify you in writing of the changed contact information promptly. If the aforesaid debt has entered the hearing of the court, the change of the contact information will be notified of the hearing court.

4.

If Gracell Biotechnologies (Suzhou) Co., Ltd. provides wrong contact information or fails to provide the changed contact information, making the legal documents not served, or returned, the date of returning the legal documents will be the date of service.

5.

Gracell Biotechnologies (Suzhou) Co., Ltd. hereby undertakes that this Letter of Confirmation of Service Address submitted is personally signed, executed or affixed with the official seal by me, the principal or the agent, otherwise, it will assume the liability for false proof and bear the legal consequence of unfaithful litigation.

By (official seal):

/s/ Gracell Biotechnologies (Suzhou) Co., Ltd.

Gracell Biotechnologies (Suzhou) Co., Ltd.

Authorized signatory (signature) Cao Wei

Date: January 15, 2020

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